Exhibit 99.1

Media Relations Contact:

Scott Simon, Hawaiian Telcom

(808) 546-5466

Investor Relations Contact:

Brian Tanner, Hawaiian Telcom

(808) 546-3442

For Immediate Release

DODS AGREES TO JOIN NEW HAWAIIAN TELCOM BOARD

Company’s Board Re-engages Past Chairman Walter A. Dods, Jr. as a Director

HONOLULU (December 13, 2010) — Hawaiian Telcom announced today that Walter A. Dods, Jr., who served on the Company’s Board of Directors since 2005 and as its Chairman from May 2008 until the Company’s recent emergence from Chapter 11 reorganization, has returned to the Company’s leadership team as a Director effective December 9, 2010.  Dods was also appointed Chairman of the Board’s Nominating and Governance Committee.

“Walter’s leadership was instrumental in stabilizing Hawaiian Telcom and guiding the Company through the Chapter 11 reorganization process,” said Richard “Dick” Jalkut, Chairman of Hawaiian Telcom’s Board of Directors.  “As we move toward building a profitable and innovative communications company to best serve Hawaii’s community, the new Board and the entire company are delighted that Walter — with his legendary business acumen, intimate knowledge of the Company, and unmistakable spirit of aloha — will be in our corner.”

“Hawaiian Telcom holds a special place in my heart,” said Dods.  “When the current Board members were named, I knew that their vast telecommunications knowledge and experience would be critical to the Company’s future success, and I did what I could to facilitate a smooth transition.  I’m grateful for the opportunity to once again collaborate with this Board and Hawaiian Telcom’s terrific employees to continue re-building a vitally important local business.”

Forward-Looking Statements

In addition to historical information, this release includes certain statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, projection or estimate that includes or references the words “believes”, “anticipates”, “intends”, “expects”, or any similar expression falls within the safe harbor of forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to, Hawaiian Telcom’s ability to maintain its market position in communications services, including wireless, wireline and Internet services; general economic trends affecting the purchase or supply of communication services; world and national events that may affect the ability to provide services; changes in the regulatory environment; any rulings, orders or decrees that may be issued by any court or arbitrator;  restrictions imposed under various credit facilities and debt instruments; work stoppages caused by labor disputes; adjustments resulting from year-end audit procedures; and Hawaiian Telcom’s ability to develop and launch new products and services. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Hawaiian Telcom’s Form 10 registration statement. The information contained in this release is as of December 13, 2010. It is anticipated that subsequent events and developments may cause estimates to change, and the company disclaims any duty to update the information included herein to reflect subsequent developments.

About Hawaiian Telcom

Hawaiian Telcom Holdco, Inc., headquartered in Honolulu, is Hawaii’s leading provider of integrated communications solutions for business and residential customers. With roots in Hawaii beginning 1883, the Company offers a full range of services including voice, Internet, data, wireless, and advanced communication and network services supported by the reach and reliability of its network and Hawaii’s only 24/7 state-of-the-art network operations center. With approximately 1,400 employees statewide sharing a commitment to innovation and a passion for delivering superior service, Hawaiian Telcom provides an Always On customer experience.

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